Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 10, 2021, with respect to the consolidated financial statements of Cloopen Group Holding Limited incorporated herein by reference.

/s/ KPMG Huazhen LLP

Beijing, China

July 23, 2021